Exhibit 99.4

                                [GRAPHIC OMITTED]
                                  [LOGO]PARACEL

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                          OF DIRECTORS OF PARACEL, INC.
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The undersigned hereby appoints Kwang-I Yu and Joseph T. Kingsley, and each of them, with full power of substitution and resubstitution, as attorneys, agents and proxies to vote his, her or its shares of Paracel common stock on behalf of the undersigned at the special meeting of stockholders of Paracel, called by the Paracel board of directors, to be held at Paracel's offices at 80 South Lake Avenue, Suite 650, Pasadena, California 91101, on June 9, 2000, at 10 a.m. Pacific Time, or any postponement or adjournment thereof, for the following purposes:

1.    To approve and adopt together as one matter:

      (a) an Agreement and Plan of Merger, dated as of March 20, 2000, among PE Corporation, Paracel, Inc. and Umbrella Acquisition Corp., a subsidiary of PE Corporation, and the merger contemplated by that agreement;

      (b) a form of Escrow Agreement, to be entered into among PE Corporation, a representative of the Paracel stockholders and an escrow agent, in connection with the merger; and

      (c) the appointment of Joseph T. Kingsley, Chief Financial Officer of Paracel, as representative of the Paracel stockholders under the Escrow Agreement.

2. To transact other business that may properly come before the special meeting.

      The Paracel board of directors recommends that Paracel stockholders vote FOR the proposal to approve and adopt the Agreement and Plan of Merger, the merger, the form of Escrow Agreement and the appointment of Joseph T. Kingsley as stockholder representative under the Escrow Agreement.

        FOR |_|                     AGAINST |_|                  ABSTAIN |_|

This proxy, when properly executed and duly returned, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger, the merger, the form of Escrow Agreement and the appointment of Joseph T. Kingsley as stockholder representative under the Escrow Agreement.

This proxy may be revoked at any time by the undersigned. Unless revoked, this proxy shall terminate on the first business day after the stockholders meeting or, if the meeting is adjourned, postponed or continued, the first business day after the adjournment, postponement or continuation.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE LABEL AFFIXED TO THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH JOINT TENANTS MUST SIGN THIS PROXY. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE THE FULL TITLE OF SUCH. IF THIS PROXY IS SIGNED ON BEHALF OF A PARTNERSHIP OR CORPORATION, AN AUTHORIZED PERSON MUST SIGN IN THE PARTNERSHIP OR CORPORATION NAME.

                       Dated: ____________________________________________, 2000
                       Signature: ______________________________________________
                       Name: ___________________________________________________
                       Signature (if held jointly): ____________________________

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   Please sign and date this proxy card and return it in the enclosed postage prepaid envelope or fax it to (626) 744-2001 by no later than 5:00 p.m.
                          Pacific Time, on June 8, 2000
     (unless such date and/or time is extended in the sole discretion of the board of directors).
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